Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Hancock Fabrics, Inc. (“Hancock”) on Form 10-Q for the period ended October 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Steven R. Morgan, President and Chief Executive Officer of Hancock and O. Pierce Crockett, Divisional Vice President and interim Chief Financial Officer of Hancock, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the corporation.

Date: December 21, 2015

/s/ Steven R. Morgan
Steven R. Morgan
President and Chief Executive Officer

/s/ O. Pierce Crockett

O. Pierce Crockett
Divisional Vice President and
Interim Chief Financial Officer
(Principal Financial Officer)